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                                                                  Execution Copy

                                                                    EXHIBIT 10.4

                                   EXHIBIT E
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                              SERVICES AGREEMENT

     This SERVICES AGREEMENT (the "Agreement"), effective as of June 30, 1999 (the "Effective Date"), is made by and between OPUS DIAGNOSTICS, INC., a Delaware corporation ("OPUS"), and OXIS HEALTH PRODUCTS, INC., a Delaware corporation ("OXIS").

                                   RECITALS

          1. Contemporaneously with the execution of this Agreement, OPUS is purchasing from OXIS, and OXIS is selling to OPUS, OXIS' therapeutic drug monitoring assays business (the "TDM Business") as described in that certain Asset Purchase Agreement (the "Purchase Agreement") entered into by the parties and dated the date hereof.

          2. In connection with the purchase and sale of the TDM Business, OPUS and OXIS wish to provide for certain covenants and agreements relating to manufacturing and other services to be provided by OXIS to OPUS with respect to the TDM Business.

          NOW, THEREFORE, the parties agree as follows:


                                   ARTICLE I

                             PROVISION OF SERVICES

     1.1  Manufacturing Services to be Provided by OXIS.  During the term of
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this Agreement, or for such shorter period as is specified on Article V, OXIS shall provide to OPUS, the OXIS manufacturing services described herein and in Exhibit A hereto (the "Manufacturing Services"); provided, however, that (a)
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OPUS provides a reasonable advance notice of its requirements for such
Manufacturing Services specifying the type and amount of products OPUS requests OXIS to manufacture, and (b) OXIS shall have the right to designate and select its employees and facilities which will be used to provide such Manufacturing Services. Set forth on Exhibit C hereto is a list of the products which OXIS
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will manufacture for OPUS (the "Products").  OPUS shall provide the notice set forth in this Section 1.1 for each calendar quarter (commencing with the quarter starting on October 1, 1999) and shall deliver such notice to OXIS no later than thirty (30) days prior to the commencement of the calendar quarter to which such notice relates. Upon confirmation of such order (which shall be given within ten (10) business days of receipt thereof or the order shall not be deemed confirmed), OXIS will provide OPUS with information concerning the manufacturing and delivery schedule. Prior to the quarter starting on October 1, 1999, the parties shall endeavor to agree on the amounts, types and timing of the products to be manufactured hereunder.

     1.2  Administrative Services to be Provided by OXIS.  During the term of
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this Agreement, or for such shorter period as is specified on Exhibit B hereto,
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OXIS shall

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provide to OPUS the administrative services described in Exhibit B hereto (the
                                                         ---------
"Administrative Services" and, collectively with the Manufacturing Services, the
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"Services"); provided, however, that OXIS shall have the right to designate and
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select its employees and facilities which will be used to provide such
Administrative Services. All OPUS' requests for Administrative Services shall be made in a reasonably detailed writing to OXIS. OXIS shall notify OPUS within thirty (30) days whether it accepts or rejects OPUS' request for such Services.

     1.3  Charges for Manufacturing Services.  During the first year of the term
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of this Agreement, OPUS shall pay to OXIS a manufacturing fee per Product manufactured as set forth on Exhibit C hereto.  It is intended that the fees set
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forth on Exhibit C will equal 115% of (i) all salary and benefits (excluding
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bonuses and other incentive payments) incurred by OXIS for personnel (which shall not include purchasing managers or persons occupying similar positions who are paid $50,000 or more in annual salary) time spent in providing Manufacturing Services to OPUS that are reasonably attributable to the Manufacturing Services, and (ii) all materials and other costs and expenses, (including but not limited to third-party charges, occupancy costs, supplies, insurance, equipment repairs and maintenance and depreciation of existing (and OPUS approved future acquired) equipment and leasehold improvements, but excluding any of OXIS' corporate overhead) incurred by OXIS in providing the Manufacturing Services to OPUS that are reasonably attributable to the Manufacturing Services, based on such methodologies consistent with generally accepted accounting principles and consistent with OXIS' past practices (the methodologies of calculating such costs and expenses are set forth on Exhibit D hereto). If during each of the
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first two six-month periods of the Agreement the total fees paid hereunder to
OXIS (i) do not equal the amount set forth in the immediately preceding sentence calculated for such period (the "Period Shortfall"), then OPUS shall within thirty (30) days of conclusion of the applicable period pay to OXIS an amount equal to the Period Shortfall; or (ii) exceed the amount set forth in the immediately preceding sentence calculated for such period ("Period Excess"), then OXIS shall within thirty (30) days of conclusion of the applicable period pay to OPUS an amount equal to the Period Excess for the applicable six-month period. If there is a Period Shortfall or Period Excess for the first six-month period, the parties agree that they shall adjust the fee schedule set forth on Exhibit C for the second six-month period so that the total fees paid for the
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second six-month period shall be consistent with the intent set forth in the second preceding sentence. After the first year of this Agreement, the process set forth above shall be repeated (with the fee schedule being adjusted to reflect necessary changes) and at the conclusion of this Agreement or the delivery of Products ordered under Section 5.4, the parties shall calculate a Period Shortfall or Excess, as the case may be, and payments shall be made accordingly. OXIS agrees that it shall, during the term of this Agreement, continue to manufacture research assays at its Portland facility. Title and risk of loss shall pass to OPUS upon the completion and release of Products to OPUS' finished goods inventory (which OXIS may hold on behalf of OPUS). OXIS will, on behalf of OPUS, ensure that such Products held in OPUS' finished goods inventory are insured by third party insurers in amounts equal to the value of such Products with Opus named as a loss payee. Upon the request of OPUS, OXIS shall provide OPUS a copy of the endorsement of such insurance policy.

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     1.4  Charges for Administrative Services.  During the term of this
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Agreement, OPUS shall pay to OXIS an amount equal to 115% of (i) all salary and benefits (less bonuses and other incentive payments), incurred by OXIS for personnel time spent in providing Administrative Services to OPUS that are separately identifiable, (ii) all salary and benefits (less bonuses and other incentive payments), incurred by OXIS for personnel time spent in providing Administrative Services to OPUS that are not separately identifiable, but are reasonably attributable to the Administrative Services, based on such methodology (consistent with generally accepted accounting principles and consistent with OXIS' past practices) as OXIS determines to be appropriate, and
(iii) all other costs and expenses (including, but not limited to, third-party charges, occupancy costs, supplies, insurance, equipment repairs, and maintenance and depreciation of equipment and leasehold improvements, but excluding any of OXIS' corporate overhead)including third-party charges, incurred by OXIS in providing Administrative Services to OPUS that are separately identifiable or are reasonably attributable to the Administrative Services, based on such methodology (consistent with generally accepted accounting principles and, OXIS' past practices) as OXIS determines to be appropriate.

     1.5  Independent Contractor.  OXIS will provide Services to OPUS under this
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Agreement as an independent contractor and not as an agent or employee.
Employees of OXIS providing Services shall at all times remain employees of OXIS. OXIS shall have the exclusive right to determine and shall be solely responsible for the salaries, wages and benefits of its employees providing Services under this Agreement.

     1.6  Limitation on Costs.  For purposes of Sections 1.3 and 1.4 above, any
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increases in salary rates incurred by OXIS from one billing period to the next will be limited to the actual increase in such costs experienced by OXIS, provided OPUS was given notice of such increases.


                                  ARTICLE II
                                   PAYMENTS

     2.1  Invoices and Payment. OXIS shall submit to OPUS monthly an invoice for
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all charges associated with Services for the preceding month and any adjustments for prior months. All invoices shall describe in reasonable detail (a) the Services provided during the preceding month and the charges (including third-party charges) associated therewith and (b) any prior months' adjustments. OPUS shall remit payment to OXIS in full within thirty (30) days after the date on which the invoice is received. OPUS shall pay to OXIS a penalty of one and one-half percent (1-1/2%) per month, or any part thereof, for which a payment is past due. Any payment that is sixty (60) days or more past due will be considered a breach of this Agreement, and such breach will give OXIS the right to terminate or suspend its services pursuant to this Agreement.

     2.2  Method of Payment. Transfer of funds pursuant to this Agreement shall
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be made in U.S. dollars by wire transfer of immediately available funds to an account or accounts specified by the party receiving such payment.

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     2.3  Books and Records. OXIS shall keep complete and accurate books,
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records and accounts of all transactions pertaining to Services provided to OPUS pursuant to this Agreement, including the identity of employees providing Services, the amount of time devoted by such employees in performing such services, directly assignable expenses incurred in providing such Services and other matters reasonably necessary to calculate amounts to be paid for such Services pursuant to this Agreement, and OPUS shall have the right to inspect at OXIS' facilities such books, records and accounts relating to the provision of the Services upon reasonable notice and during reasonable business hours.


                                  ARTICLE III

                            PERFORMANCE OF SERVICES

     3.1  Degree of Care. OXIS shall perform the Services hereunder with the
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same degree of care, skill and prudence customarily exercised by it in respect of its own business, operations and affairs. All manufacturing services provided hereunder shall be performed in material conformance with all applicable regulations of the U.S. Food and Drug Administration (the "FDA") and other regulatory agencies covering Good Manufacturing Practices and Exhibit A.
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     3.2  Certain Information. OPUS shall provide any information, and access to
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to such facilities, reasonably needed by OXIS to perform the Services pursuant hereto. If the failure to provide such information renders the performance of any requested Service impossible or unreasonably difficult, OXIS may, upon reasonable notice to OPUS, refuse to provide such Services.

     3.3  Proprietary Information.
          -----------------------

          (a) "Proprietary Information" means any and all information and material disclosed by either OPUS or OXIS (each a "Discloser," if disclosing) to the other party (each a "Recipient," if receiving) (whether in writing, or in oral, graphic, electronic or any other form) that is marked as (or provided under circumstances reasonably indicating it is) confidential or proprietary, or if disclosed orally or in other intangible form or in any form that is not so marked, that is identified as confidential at the time of such disclosure and summarized in writing and transmitted to the Recipient within thirty (30) days of such disclosure. Proprietary Information, includes, without limitation, any trade secret, know-how, idea, invention, process, technique, algorithm, program, design, schematic, drawing, formula, data, plan, strategy, forecast, and any technical, engineering, manufacturing, product, marketing, servicing, financial, personnel and other information and materials of Discloser and its employees, consultants, investors, affiliates, licensors, suppliers, vendors, customers, clients and other third parties.

          (b) Recipient shall hold all Proprietary Information in strict confidence and shall not disclose any Proprietary Information to any third party. Recipient shall disclose the Proprietary Information only to its employees and agents who need to know such information and who are bound in writing by restrictions regarding disclosure and

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use comparable to those set forth herein. Recipient shall not use any
Proprietary Information for the benefit of itself or any third party or for any purpose other than the purposes contemplated by this Agreement or related hereto. Recipient shall take the same degree of care that it uses to protect its own confidential and proprietary information and materials of similar nature and importance (but in no event less than reasonable care) to protect the confidentiality and avoid the unauthorized use, disclosure, publication, or dissemination of the Proprietary Information. The obligations of this Section
3.3 with respect to any item of Proprietary Information shall survive and continue for five (5) years from the date of Recipient's receipt of such Proprietary Information.

          (c) The foregoing restrictions on disclosure and use shall not apply with respect to any Proprietary Information to the extent such Proprietary
Information: (i) was known by Recipient before receipt from Discloser; (ii) becomes known to Recipient without confidential or proprietary restriction from a source other than Discloser that does not owe a duty of confidentiality to Discloser with respect to such Proprietary Information; or (iii) is independently developed by Recipient without the use of the Proprietary Information of Discloser. In addition, Recipient may use or disclose Proprietary Information to the extent (a) approved by Discloser or (b) Recipient is legally compelled to disclose such Proprietary Information, provided, however, that prior to any such compelled disclosure, Recipient will give Discloser reasonable advance notice of any such disclosure and shall cooperate with Discloser in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of such disclosure and/or use of the Proprietary Information. This Section 3.3 will survive any termination or expiration of this Agreement.

     3.4  Certain Representations.  OXIS represents and warrants to OPUS, which
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representations and warranties shall remain in effect during the term of this
Agreement, that:

          (a) The Products to be supplied to OPUS, including the containerization and packaging therefor, shall at the time of delivery be of merchantable quality, free from material manufacturing defects and conform with the Product Specifications and the Manufacturing Specifications set forth in Exhibit A annexed hereto, and the requirements of the FDA and other regulatory
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agencies, in force at that time.

          (b) OXIS shall notify OPUS on OXIS becoming aware of any intellectual property rights relevant to the manufacture and sale of the Products owned by OXIS which were inadvertently not included as part of the intellectual property included in the sale of the TDM Business under the Purchase Agreement.

          (c) The Products to be supplied to OPUS and its customers shall, subject to any damage to the Products subsequent to delivery of the Products to OPUS' customers (including, without limitation, damage by reason of improper storage), conform in all material respects with the Product Specifications.

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          (d)  OXIS shall not change the manufacturing process with respect to any Product if such change could affect the performance or registration of such Product, without the prior written consent of OPUS given after prompt notice to OPUS and consultation between the parties.

          (e) The manufacturing of the Products by OXIS shall be performed in its facility which is an FDA approved facility.

          (f) At the time finished Products are transferred to OPUS, such Products shall have a minimum shelf life (i.e., expiration date) of six months.


                                  ARTICLE IV
                           LIMITATIONS ON LIABILITY

     4.1  Limitations on Liability. OXIS shall not have any liability under this
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Agreement (including any liability for its own negligence) for damages, losses or expenses suffered by OPUS or its subsidiaries as a result of the performance or non-performance of OXIS' obligations hereunder, unless such damages, losses or expenses are caused by or arise out of the willful misconduct or gross negligence of OXIS or a breach by OXIS of any of the express provisions hereof; notwithstanding the foregoing to the extent OXIS has delivered non-conforming goods, or failed to deliver goods properly ordered hereunder, OXIS shall be responsible for promptly delivering conforming goods. Notwithstanding the foregoing, neither party shall be liable for, or considered to be in breach or default hereunder on account of, any delay or failure to perform as required by this Agreement as a result of any causes or conditions which are beyond such party's reasonable control (including acts of God, earthquakes, labor strife, and the ability to obtain necessary raw materials from suppliers). IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES THAT SUCH OTHER PARTY OR ITS SUBSIDIARIES OR ANY THIRD PARTY MAY INCUR OR EXPERIENCE ON ACCOUNT OF THE PERFORMANCE OR NON-PERFORMANCE OF SUCH PARTY'S OBLIGATIONS HEREUNDER. Furthermore, neither party shall be liable to the other party or to any third party with respect to obligations or liabilities incurred by either party in connection with their separate businesses unrelated to the matters related to this Agreement.

     4.2  Product Recalls.  In the event that any Product must be recalled from
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customers because of any error in manufacturing or quality control by OXIS, then
OXIS will replace the Product and carry out the entire recall at OXIS' expense. In the event that any Product must be recalled from customers for any other reason, then the cost of carrying out the recall and replacing the Product shall be borne by OPUS.

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                                   ARTICLE V

                             TERM AND TERMINATION

     5.1  Terms of Agreement.  This Agreement shall become effective on the
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Effective Date and shall terminate on September 30, 2000; provided, however, that the term of this Agreement may be extended with respect to one or more Services with the mutual written agreement of the parties. During the term of this Agreement, OXIS shall be the exclusive provider of the Services hereunder to OPUS and OPUS shall not engage any other party to perform such Services subject to Exhibit A.
           ---------

     5.2  Termination for Default. Either party may terminate this Agreement and
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its obligations hereunder if the other party has failed to perform a material obligation under this Agreement and has not corrected such failure within ninety
(90) days after receipt of written notice from the non-defaulting party describing such failure.

     5.3  Termination for Bankruptcy.  Either party may terminate this Agreement
          --------------------------
upon written notice to the other party if the other party becomes involved in any voluntary or involuntary bankruptcy or other insolvency proceeding (including an assignment for the benefit of creditors) and such proceeding is not dismissed within sixty (60) days following its commencement.

     5.4  Effect of Termination.  Any termination of this Agreement shall not
          ---------------------
affect or discharge the obligation of any party to pay amounts owed to the other party prior to such termination. Nothing in this Agreement shall limit any remedies which either party may have concerning the default of the other, except in no event shall either party be liable to the other for any incidental or consequential damages or lost profits with respect to any failure to perform obligations pursuant to this Agreement. Upon termination, provided, that OPUS is not in default or breach of the terms of this Services Agreement, OXIS shall continue to provide OPUS with sufficient Products to honor all Product orders for up to one hundred twenty (120) days after the effective date of termination.

     5.5  Survival or Provisions.  The rights and obligations of the parties
          ----------------------
pursuant to Article IV and Section 3.3 shall survive termination of this Agreement.


                                  ARTICLE VI

                                 MISCELLANEOUS

     This Agreement shall be subject to the terms and provisions of Article 12 of the Purchase Agreement, which are hereby incorporated into this Agreement to the extent applicable; provided, however, that OXIS' obligations with regard to the Manufacturing Services may not be assigned.

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     IN WITNESS WHEREOF, the parties hereto have caused this Services Agreement to be executed by their duly authorized representatives.

                          OXIS HEALTH PRODUCTS, INC.



                          By:_________________________________

                          Name:_______________________________

                          Title:______________________________



                          OPUS DIAGNOSTICS, INC.



                          By:_________________________________

                          Name:_______________________________

                          Title:______________________________



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